Exhibit #99.3

ATLANTIC PHARMACEUTICALS, INC. AND SUBSIDIARIES

(a development stage company)
Consolidated Statements of Cash Flows (Unaudited)
For the period from January 1, 1997 to May 31, 1997


                             For the period from January 1, 1997 to May 31, 1997
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Cash flows from operating activities:
        Net loss                                                    $(1,498,914)
        Adjustments to reconcile net loss to net
        cash used in operating activities:
               Compensation expense relating to
                    Warrants                                             85,442
                    Stock Options                                        12,000
               Discount on notes payable -
               Bridge financing                                             --
               Depreciation                                              18,093
               Changes in assets and liabilities:

                    Increase in prepaid expenses                        (41,927)
                    Increase (decrease) in accrued expenses             (53,279)
                    Increase (decrease) in accrued interest                 --

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Net cash used in operating activities                                (1,478,585)
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Net cash used in investing activities - acquisition
        of furniture and equipment                                      (92,000)
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Cash flows from financing activities:

        Proceeds from issuance of demand notes payable                     --
        Repayment of demand notes payable
        Proceeds from the issuance of notes payable -
               bridge financing                                            --
        Proceeds of issuance of warrants                                   --
        Repayment of notes payable - bridge financing
        Repurchase of common stock                                         --
        Proceeds from the issuance of common stock                    2,001,018

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Net cash provided by (used in) financing activities                   2,001,018
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Net increase (decrease) in cash and cash equivalents                    430,433

Cash and cash equivalents at beginning of period                      2,269,532

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Cash and cash equivalents at end of period                          $ 2,699,965
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Supplemental disclosure of noncash financing
        activities:

               Issuance of common stock in exchange for
                         common stock subscriptions                --        --
               Conversion of demand notes payable and the
                         related accrued interest to common stock  --        --
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          See accompanying notes to consolidated financial statements.